Exhibit 10.3

SECURITY AGREEMENT

dated as of

May 29, 2008

among

GREAT AMERICAN GROUP ENERGY EQUIPMENT, LLC

as Grantor,

GREAT AMERICAN GROUP, LLC

as Member,

and

GARRISON LOAN AGENCY SERVICES LLC

as Collateral Agent

Exhibits
Exhibit 1	Form of Perfection Certificate

-i-

SECURITY AGREEMENT dated as of May 29, 2008, among Great American Group Energy Equipment, LLC, a California limited liability company (the “Grantor”), Great American Group, LLC, California limited liability company (the “Member”), and Garrison Loan Agency Services LLC, a Delaware limited liability company (as agent on behalf of the Lenders (as defined below), the “Collateral Agent”).

Reference is made to (a) the Credit Agreement dated as of May 29, 2008, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Grantor, the Collateral Agent, Garrison Loan Agency Services LLC, as administrative agent, and the lenders party thereto (the “Lenders”) and (b) the Great American Group, LLC Guaranty, dated as of May 29, 2008 (the “GAG Guaranty”), by the Member in favor of the Lenders and the Collateral Agent. The Lenders have agreed to extend credit to the Grantor subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lender to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement or the Credit Agreement have the respective meanings specified therein.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to the Grantor under, with respect to or on account of an Account.

“Article 9 Collateral” is defined in Section 3.01.

“Asset Purchase Agreement” means the Asset Purchase Agreement, dated as of May 16, 2008, between Red River Energy, Inc. and the Member or its designee.

“Collateral” is defined in Section 3.01.

“Collateral Agent” is defined in the Preamble.

“Collection Account” is defined in Section 3.05(a).

“Control Agreement” means a Control Agreement in the form approved by the Collateral Agent, among the Grantor, the Collateral Agent and a Deposit Bank.

“Credit Agreement” is defined in the preliminary statement of this Agreement.

“Federal Securities Laws” is defined in Section 4.03.

“General Intangibles” means all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by the Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee and other agreements, including but not limited to the Loan Documents), intellectual property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantor” is defined in the preamble to this Agreement.

“Lenders” is defined in the preamble to this Agreement.

“Member” is defined in the preamble to this Agreement.

“Member Obligations” means (a) the due and punctual payment by the Member of all monetary obligations of the Member to any of the Secured Parties under the GAG Guaranty or any other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of the Member under or pursuant to this Agreement and the other Loan Documents to which Member is a party.

“Member Pledged Equity Interests” is defined in Section 2.01.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the due and punctual payment by the Grantor of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Grantor to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Grantor under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of the Grantor under or pursuant to this Agreement and each of the other Loan Documents.

“Perfection Certificate” means a certificate substantially in the form of Exhibit I, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Grantor.

“Pledged Collateral” is defined in Section 2.01.

“Pledged Debt Securities” is defined in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral or Member Pledged Equity Interests, as applicable, including all certificates, Instruments or other documents representing or evidencing any Pledged Collateral or Member Pledged Equity Interests, as applicable.

“Pledged Stock” is defined in Section 2.01.

“Purchased Assets” shall have the meaning given to the term “Assets” in the Asset Purchase Agreement.

“Secured Parties” means (a) the Lenders, (b) the beneficiaries of each indemnification obligation undertaken by the Grantor under any Loan Document and (c) the successors and assigns of each of the foregoing.

“Security Interest” is defined in Section 3.01.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. (a) As security for the payment or performance, as the case may be, in full of the Obligations, the Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of the Grantor’s right, title and interest, whether now owned or hereafter acquired, in, to and under (i) any Equity Interests obtained in the future by the Grantor and the certificates, if any, representing all such Equity Interests (the “Pledged Stock”), (ii) (A) any debt securities in the future issued to the Grantor and (B) the promissory notes and any other Instruments evidencing such debt securities (the “Pledged Debt Securities”); (iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01; (iv) subject to Section 2.05, all payments of principal or interest, dividends, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i), (ii) and (iii) above; (v) subject to Section 2.05, all rights and privileges of the Grantor with respect to the securities and other property referred to in clauses (i), (iii) and (iv) above; and (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (v) above being collectively referred to as the “Pledged Collateral”); and (b) as security for the payment or performance, as the case may be, in full of the Member Obligations, the Member hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of Member’s right, title and interest, whether now owned or hereafter acquired, in, to and under (i) any Equity Interests in the Grantor and the certificates, if any, representing all such Equity Interests, (ii) subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Equity Interests referred to in clause (i) above; and (iii) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (ii) above being collectively referred to as the “Member Pledged Equity Interests”).

TO HAVE AND TO HOLD the Pledged Collateral, the Member Pledged Equity Interests, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Pledged Collateral. (a) The Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Collateral.

(b) At such time, if ever, any of the Member Pledged Equity Interests become certificated, the Member agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all certificates representing the Member Pledged Equity Interests.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other Instruments of transfer satisfactory to the Collateral Agent and by such other Instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper Instruments of assignment duly executed by the Grantor or Member, as applicable, and such other Instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided, however, that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. Each of the Grantor and Member represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) except for the security interests granted hereunder, it (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by it, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement, Permitted Liens and transfers made in compliance with the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral or Member Pledged Equity Interests, as applicable, other than Liens created by this Agreement, Permitted Liens and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Permitted Liens), however arising, of all Persons whomsoever;

(b) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral or Member Pledged Equity Interests, as applicable, is and will continue to be freely transferable and assignable, and none of the Pledged Collateral or Member Pledged Equity Interests, as applicable, is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral or Member Pledged Equity Interests, as applicable, hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(c) it has the power and authority to pledge the Pledged Collateral or Member Pledged Equity Interests, as applicable, pledged by it hereunder in the manner hereby done or contemplated;

(d) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(e) by virtue of the execution and delivery by it of this Agreement, (i) if such Pledged Securities are certificated, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, or (ii) in the case of uncertificated Pledged Securities, upon the filing of a UCC-1 financing statement with the Secretary of State of the State of California identifying the Pledged Securities as Collateral, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations or Member Obligations, as applicable; and

(f) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights granted by the Grantor in the Pledged Collateral or the rights granted by the Member in the Member Pledged Equity Interests, as applicable, as set forth herein.

SECTION 2.04. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Grantor or Member, as applicable, endorsed or assigned in blank or in favor of the Collateral Agent. The Grantor or Member, as applicable, will promptly give to the Collateral Agent copies of any written notices or other communications received by it with respect to Pledged Securities registered in its name. The Collateral Agent shall at all times have the right to exchange the certificates, in any, representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.05. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantor or Member, as applicable, in writing, that its rights under this Section 2.05 are being suspended:

(i) The Grantor or Member, as applicable, shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could be reasonably expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to the Grantor or Member, as applicable, or cause to be executed and delivered to the Grantor or Member, as applicable, all such proxies, powers of attorney and other Instruments as such party may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) The Grantor or Member, as applicable, shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Grantor or Member, as applicable, shall not be commingled by it with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Lenders and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) During the existence of an Event of Default, after the Collateral Agent shall have notified the Grantor or Member, as applicable, in writing, of the suspension of its rights under paragraph (a)(iii) of this Section 2.05, then all rights of the Grantor to dividends, interest, principal or other distributions that it is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by the Grantor contrary to the provisions of this

Section 2.05 shall be held in trust for the benefit of the Lenders, shall be segregated from other property or funds of the Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Grantor or Member, as applicable, has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to the Grantor (without interest) all dividends, interest, principal or other distributions that the Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c) During the existence of an Event of Default, after the Collateral Agent shall have notified the Grantor or Member, as applicable, in writing, of the suspension of its rights under paragraph (a)(i) of this Section 2.05, then all rights of the Grantor or Member, as applicable, to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

(d) Any notice given by the Collateral Agent to the Grantor or Member under this Section 2.05 (i) may be given by telephone if promptly confirmed in writing and (ii) may suspend the rights of the Grantor or Member, as applicable, under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional written notices from time to time suspending other rights as long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, the Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all Purchased Assets; the Collection Account, and the cash, investments, and other assets held therein; and any and all of the following assets and properties now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral,” and together with the Pledged Collateral, the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper (whether tangible or electronic);

(iii) all Commercial Tort Claims;

(iv) all Deposit Accounts, all cash, and all other property from time to time deposited therein and the monies and property in the possession or under the control of the Collateral Agent or any affiliate, representative, agent or correspondent of the Collateral Agent;

(v) all Documents;

(vi) all Equipment;

(vii) all General Intangibles (including, without limitation, all Payment Intangibles);

(viii) all Goods;

(ix) all Instruments (including, without limitation, Promissory Notes);

(x) all Inventory;

(xi) all Investment Property;

(xii) all Letter-of-Credit Rights;

(xiii) all Supporting Obligations;

(xiv) all other tangible and intangible personal property of the Grantor (whether or not subject to the New York UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Grantor described in the preceding clauses of this Section 3.01 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of the Grantor or any other Person from time to time acting for the Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 3.01 or are otherwise necessary or helpful in the collection or realization thereof; and

(xv) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing.

(b) The Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements describing the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether the Grantor is an organization, the type of organization and any organizational identification number issued to it. The Grantor agrees to provide such information to the Collateral Agent promptly upon request.

The Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto describing the Article 9 Collateral if filed prior to the date hereof.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 3.02. Representations and Warranties. The Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

(a) Upon the consummation of the Purchase Agreement, it shall have good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of the Grantor, is correct and complete as of the Closing Date. The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by or on behalf of the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Grantor to the Collateral Agent after the date hereof in the case of filings, recordings or registrations required by Section 5.01(g) of the Credit Agreement), are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations and (ii) upon the filing of a UCC-1 financing statement with the Secretary of State of the State of California properly identifying the Collateral, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens that have priority as a matter of law.

(d) The Article 9 Collateral is owned by the Grantor free and clear of any Lien, except for the Lien hereunder and Permitted Liens. The Grantor has not filed or consented to the filing of (i) any financing statement or analogous document that names the Grantor as debtor under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which the Grantor assigns any Article 9 Collateral or any security agreement or similar Instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar Instrument is still in effect, except, in each case, for the Lien hereunder and Permitted Liens.

SECTION 3.03. Covenants. (a) The Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its name, (ii) in its identity or type of organization, (iii) in its organizational identification number or (iv) in its jurisdiction of organization. The Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. The Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral. The Grantor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.

(b) The Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.

(c) Each fiscal quarter, at the time of delivery of quarterly unaudited financial statements with respect to the preceding fiscal quarter pursuant to Section 5.01(c)(i) of the Credit Agreement, the Grantor shall deliver to the Collateral Agent a certificate executed by a Manager of the Grantor (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c) and (ii) certifying, to such Manager’s knowledge, that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) of this Section 3.03 to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

(d) The Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.01(b) of the Credit Agreement.

(e) The Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further Instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other Instrument, such note or Instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

(f) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.01(b) of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent the Grantor fails to do so as required by the Credit Agreement or this Agreement, and the Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(g) If at any time the Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, it shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(h) The Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or Instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and the Grantor agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(i) The Grantor shall not make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement. Except as permitted by the Credit Agreement, the Grantor shall not make or permit to be made any transfer of the Article 9 Collateral and it shall remain at all times in possession of the Article 9 Collateral owned by it, except that unless and until the Collateral Agent shall notify the Grantor that an Event of Default shall have occurred and be continuing and that during the existence thereof the Grantor shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantor may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement, Liquidation Plan or any other Loan Document.

(j) Except as provided in the Credit Agreement or any Loan Document, the Grantor will not, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and consistent with its current practices.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, the Grantor agrees, at its own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If the Grantor shall at any time hold or acquire any Instruments, it shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such Instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Deposit Accounts. For each deposit account that the Grantor at any time opens or maintains, including the Collection Account, it shall, either (i) cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Grantor or any other Person, pursuant to the Control Agreement or such other form reasonably satisfactory to the Collateral Agent or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the deposit account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account. The provisions of this paragraph shall not apply to (A) any deposit account for which the Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among the Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein and (B) deposit accounts for which the Collateral Agent or any Lender is the depositary.

(c) Investment Property. Except to the extent otherwise provided in Article II, if the Grantor shall at any time hold or acquire any certificated securities, it shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such Instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by the Grantor are uncertificated and are issued to it or its nominee directly by the issuer thereof, the Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either

(i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of the Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Grantor are held by it or its nominee through a securities intermediary or commodity intermediary, the Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of the Grantor or such nominee or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Collateral Agent agrees with the Grantor that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

SECTION 3.05. Cash System. (a) The Grantor will establish no later than June 9, 2008, in the name of the Collateral Agent, and subject to the control of the Collateral Agent pursuant to a Control Agreement, for the benefit of the Collateral Agent and the other Secured Parties, a segregated account (the “Collection Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Collateral Agent on behalf of the Secured Parties. The Grantor shall deposit into the Collection Account Collections with respect to the Collateral on each Business Day of a Monthly Period in accordance with the Credit Agreement.

(b) Any funds on deposit in the Collection Account for more than one Business Day shall at all time be invested in Permitted Investments at the written direction of the Grantor or its agent, subject to the restrictions set forth below. The Deposit Bank shall maintain, or cause to be maintained, possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity. Any Permitted Investment with a stated maturity shall mature on or prior to the next Payment Date related to the earliest Monthly Period in which Collections invested in such Permitted Investments were received. On each applicable Payment Date, all interest and earnings (less investment expenses) on funds on deposit in the Collection Account, if any, shall be deposited in the Collection Account. For purposes of determining the availability of funds or the balances in the Collection Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

(c) The Collection Account is, and shall remain, under the sole dominion and control of the Collateral Agent. The Grantor acknowledges and agrees that (i) it has no right of withdrawal from the Collection Account, (ii) the funds on deposit in the Collection Account shall continue to be collateral security for all of the Obligations and (iii) during the existence of an Event of Default, at the Collateral Agent’s election, the funds on deposit in the Collection Account shall be applied as provided in Section 4.02 hereof. The Collateral Agent agrees that it shall not exercise its rights pursuant to Section 3.05(d) except during the existence of an Event of Default. On each Payment Date, any funds on deposit in the Collection Account (other than amounts attributable to the Monthly Period following the related Monthly Period) shall be applied together with other funds as forth in Section 2.09 of the Credit Agreement.

(d) Effective upon notice to the Grantor from the Collateral Agent during the existence of an Event of Default (which notice may be given by telephone if promptly confirmed in writing), the Collection Account will, without any further action on the part of the Grantor, the Collateral Agent or any Deposit Bank, convert into a closed account under the exclusive dominion and control of the Collateral Agent in which funds are held subject to the rights of the Collateral Agent hereunder (if not already under such dominion and control). The Grantor irrevocably authorizes the Collateral Agent to notify each Deposit Bank (i) of the occurrence of an Event of Default and (ii) of the matters referred to in this paragraph (d). The Grantor hereby agrees to irrevocably direct the Deposit Bank to comply with the instructions of the Collateral Agent with respect to the Collection Account without further consent from the Grantor or any other Person.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default. During the existence of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Collateral Agent shall have the right, subject to the requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Grantor 10 days’ prior written notice (which the Grantor agrees, to the extent permitted by applicable law, is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral Agent, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. To the extent permitted by applicable law, any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel (other than the costs associated with preparing and negotiating this Agreement), the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of the Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the secured parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Securities Act. In view of the position of the Grantor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. The Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees, to the extent permitted by law, that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Grantor acknowledges and agrees, to the extent permitted by law, that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Grantor or Member, as applicable, therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent may have had notice or knowledge of such Default at the time. No notice or demand on the Grantor or Member, as applicable, in any case shall entitle the Grantor or Member, as applicable, to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

SECTION 5.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) Without limitation of its indemnification obligations under the other Loan Documents, each of Grantor and Member agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (but specifically excluding any special, indirect, consequential or punitive damages), including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing or any agreement or Instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.03 shall be payable on written demand therefor.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties hereto that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantor or Member, as applicable, in the Loan Documents and in the certificates or other Instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the Collateral Agent and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by the Collateral Agent or on its behalf and notwithstanding that the Collateral Agent may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and as long as the Commitments have not expired or terminated.

SECTION 5.06. Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute single contract, and shall become effective as provided in this Section 5.06. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or uneforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Collateral Agent to or for the credit or the account of the Grantor or Member, as applicable, against any of and all the obligations of the Grantor or Member, as applicable, now or hereafter existing under this Agreement owed to such Collateral Agent, irrespective of whether or not the Collateral Agent shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Collateral Agent under this Section 5.08 are in addition to other rights and remedies (including other rights of set-off) which the Collateral Agent may have.

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Grantor or Member, as applicable, or its properties in the courts of any jurisdiction.

(c) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and Member Pledged Equity Interests and all obligations of the Grantor or Member hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or Member Obligations or any other agreement or Instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, Member Obligations or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or Instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor or Member in respect of the Obligations or Member Obligations, as applicable, or this Agreement.

SECTION 5.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than contingent indemnification obligations, which shall survive) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.

(b) Upon any sale or other transfer by the Grantor of any Collateral that is permitted under the Credit Agreement or upon written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) hereof, the Collateral Agent shall execute and deliver to the Grantor or Member, as applicable, at such party’s expense, all documents that such party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.13 shall be without recourse to or warranty by the Lenders.

SECTION 5.14. Collateral Agent Appointed Attorney-in-Fact. The Grantor and Member hereby appoint the Collateral Agent the attorney-in-fact of them for the purpose of carrying out the provisions of this Agreement and taking any action and executing any Instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, during the existence of an Event of Default and upon acceleration of the time of payment of the Obligations or Member Obligations, with full power of substitution either in the Collateral Agent’s name or in the name of the Grantor or Member, as applicable, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of the Grantor or Member, as applicable, on any invoice or bill of lading relating to any of the Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Grantor or Member for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 5.15. Conflict with the Credit Agreement. To the extent the terms or provisions of this Agreement conflict in any way with the terms or provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GREAT AMERICAN GROUP ENERGY EQUIPMENT, LLC, as Grantor

By:	/s/ Harvey Yellen
Name:	Harvey Yellen
Title:	Manager

By:	/s/ Andrew Gumaer
Name:	Andrew Gumaer
Title:	Manager

GREAT AMERICAN GROUP, LLC,
as Member

By:	/s/ Harvey Yellen
Name:	Harvey Yellen
Title:	Manager

By:	/s/ Andrew Gumaer
Name:	Andrew Gumaer
Title:	Manager

GARRISON LOAN AGENCY SERVICES LLC, as Collateral Agent,

By:	/s/ Joseph Tansey
Name:	Joseph Tansey
Title:	Co-President

EXHIBIT I

FORM OF PERFECTION CERTIFICATE

This Perfection Certificate is made as of May 29, 2008. Reference is made to the Credit Agreement, dated as of May 29, 2008, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Great American Group Energy Equipment, LLC, a California limited liability company, as borrower (the “Borrower”), Gage Investment Group, LLC, a Delaware limited liability company, as a lender (“Gage”), Garrison Special Opportunities Fund LP, a Delaware limited partnership, as a lender (collectively with Gage, the “Lenders”), and Garrison Loan Agency Services LLC, in its capacity as administrative agent (the “Administrative Agent”) and as collateral agent (the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement referred to therein, as applicable.

The undersigned, manager or authorized signatory of the Borrower, as indicated in the signature block below, hereby certifies to the Lender as follows:

1. Names.(a) The exact name of the Borrower, as such name appears in its certified certificate of formation or charter, is as follows:

(b) Set forth below is each other corporate name Borrower has had in the past five years, together with the date of the relevant change:

(c) The Borrower has not changed its name in any way within the past five years.

(d) Set forth below is the organizational identification number, if any, used by the jurisdiction of organization of the Borrower:

(e) The Borrower was formed on                                         .

2. Current Locations. (a) The mailing address of the Borrower is set forth below:

(b) The jurisdiction of formation or charter of the Borrower is set forth below:

3. UCC Search Reports. UCC search reports have been obtained from the California Secretary of State, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

4. UCC Filings. UCC financing statements in substantially the form of Schedule 1 hereto have been prepared for filing with the California Secretary of State.

5. Debt Instruments. Set forth below is a true and correct list of all Instruments, including any promissory notes, and other evidence of indebtedness held by the Borrower that are required to be pledged under the Security Agreement.

6. Deposit Accounts. Set forth below is a true and correct list of deposit accounts maintained by the Borrower, including the name and address of the depositary institution, the type of account and the account number.

IN WITNESS WHEREOF, the undersigned has duly executed this Perfection Certificate as of the day and year first above written.

GREAT AMERICAN GROUP ENERGY EQUIPMENT, LLC, as Borrower

By:
Name:
Title:

Security Agreement